Morgan Stanley Technology Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Anthem/A 10/29/01   $36.00   48,300  0.330%  $1,728,000,0  0.169%
TH                                                00
Aramark  12/10/01   $23.00   6,800   0.020%  $690,000,000  0.023%    First
Corp.                                                                Union
                                                                    Wachov
                                                                      ia
Prudenti 12/12/01   $27.50   43,000  0.180%  $3,025,000,0  0.039%   Lehman
al                                                00
Financia
l Inc.
Carolina 01/31/20   $28.00   63,900  0.270%  $875,700,000  0.204%   Lehman
Group/CG    02                                                      Bros.,
                                                                      UBS
                                                                    Warbur
                                                                       g